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                                EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 033-50273 of The Procter & Gamble Company on Form S-8 of our report dated June 20, 1994 appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees' Savings Plan for the year ended December 31, 1993.



/s/DELOITTE & TOUCHE
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Deloitte & Touche
San Juan, Puerto Rico


June 20, 1994